EXHIBIT 99.3

VIKING SYSTEMS, INC.
EXECUTIVE EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made as of January 4, 2008, by and between William C Bopp, an individual and a resident of the State of Nevada (the “Executive”) and Viking Systems, Inc., a Delaware corporation with a principal place of business at 134 Flanders Road, Westborough , MA 01581, (the “Company”).

RECITALS

WHEREAS the Company wishes to employ the Executive as Chief Executive Officer of the Company, and the Executive wishes to be employed as Chief Executive Officer of the Company.

WHEREAS the Company and the Executive wish to set forth in this Agreement the terms and conditions under which the Executive is to be employed by the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and the Executive hereby agree as follows:

1.    Employment

1.1    Term. The term of the Executive’s employment under this Agreement shall be for a two (2) year period commencing on January 4, 2008 (”Commencement Date”) and ending on January 3, 2010 (“Ending Date”), unless terminated earlier in accordance with the terms of Article 7 of this Agreement (“Termination Date”).  The term shall be automatically extended without further action on the part of either party for successive one year terms, unless the Executive or the Company notifies the other of his or its intention not to renew.  Any notice of intention not to renew must be given in writing and must be made no later than ninety (90) days before the expiration of the current term.  Notwithstanding the foregoing, the employment relationship between the Company and the Executive may be terminated by the Executive or by the Company at any time, with or without cause, subject to the terms and conditions contained in Article 7 of this Agreement.

1.2    Title. From and after the Commencement Date, the Company shall employ the Executive as Chief Executive Officer of the Company, and the Executive shall have the duties, responsibilities and authority consistent with such position as described in Section 1.3 hereof. It is further agreed that on or after the Commencement Date, the Executive may continue to serve as the Chairman of the Company’s Board of Directors.

1.3    Duties. From and after the Commencement Date and for so long as he is employed hereunder, the Executive (i) shall devote his full professional time and attention, best efforts, energy and skills to the services required of him as an employee and Director of the Company, except for paid time off taken in accordance with the Company’s policies and practices. and subject to the Company’s existing policies pertaining to reasonable periods of absence due to sickness, personal injury or other disability; (ii) shall use his best efforts to promote the interests of the Company; (iii) shall comply with all applicable governmental laws, rules and regulations and with all of the Company’s policies, rules and/or regulations applicable to the employees of the Company; and (iv) shall discharge his responsibilities in a diligent and faithful manner, consistent with sound business practices and in accordance with the directives of the Board of Directors of the Company.  The Executive shall report directly to the Company’s Board of Directors and shall actively participate in the preparation and presentation to the Board of Directors of all reports regarding the business, operations and prospects of the Company. The Executive’s primary responsibilities during his employment with the Company shall be to (a) oversee all of the Company’s day-to-day operations; (b) initiate and negotiate relationships for the Company with strategic business partners; and (c) perform any other duties assigned to him by the Company’s Board of Directors.

1.4    Life Insurance. If requested by the Company to do so, the Executive will cooperate with the Company’s efforts to procure a term life insurance policy on the Executive with the Company listed as sole beneficiary, at the Company’s expense.

2.    Outside Activities

2.1    Prohibited Outside Activities. The Executive agrees and promises that during the Employment Period, he will not be engaged in any other business or as a consultant to or general partner, employee, officer or director of any partnership, firm, corporation, or other entity, or as an agent for any person, or otherwise, if such activity is pursued for gain, profit, or other pecuniary advantage without the prior written consent of the Board of Directors of the Company.

2.2    Investment. Nothing in this Article 2 shall be construed as preventing the Executive from engaging in the investment of his personal assets so long as such investment activity does not require: (i) any participation on the Executive’s part in the operation or the affairs of the enterprise or enterprises in which such investments are made or (ii) the rendering of any services by the Executive to any such enterprise.

3.    Wage Compensation

3.1    Amount. From and after the Commencement Date, the Company shall pay the Executive an annual base salary of thirty nine thousand dollars ($39,000.00), less applicable withholding taxes (“Base Salary”).

3.2    Payment. Base Salary payments will normally be made to the Executive biweekly or otherwise, in accordance with the Company’s pay period practices.

3.3    Adjustment. The Executive’s Base Salary may be subject to annual adjustments during the Employment Period on or about the anniversary of his Commencement Date. Adjustments, if any, shall be at the sole discretion of the Board of Directors of the Company.

3.4    Stock Options. The Executive shall be granted under the Company’s 2007 Equity Incentive Plan a stock option to purchase 2,240,000 shares of the Company’s common stock with a ten year life and at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  The option will vest 25% immediately and 25% on each of the subsequent anniversary dates of the grant.  Vesting will be subject to continuing service with the Company.

3.5    No Limitation on Termination Rights. Nothing in this Article 3 shall be construed to limit either party’s right to terminate this Agreement in accordance with the terms hereof.

4.    Bonus Compensation

4.1    Nature. During the Employment Period, the Executive may be eligible to receive bonus compensation (“Bonus Compensation”), in the sole discretion of the Company’s Board of Directors.  None is currently contemplated.

4.2    No Limitation on Termination Rights. Nothing in this Article 4 shall be construed to limit either party’s right to terminate this Agreement in accordance with the terms hereof.

5.    Benefits

From and after the Commencement Date, the Executive shall be entitled to reasonable and customary group health and life insurance benefits. The Executive shall be entitled to participate in the Company’s 40 1(k) plan and other benefit programs of the Company under the terms and conditions of such plan or programs.

6.    Business Expenses

Upon presentation of appropriate documentation, the Company shall reimburse the Executive for reasonable, out-of-pocket business expenses incurred by the Executive in the course of his performance of his duties hereunder. The Executive will submit monthly expense reports for approval by the Board of Directors or Chief Financial Officer of the Company.

7.    Termination of Employment

The Executive’s employment may be terminated at any time during or after the employment term in accordance with the following provisions and if the Executive’s employment is so terminated, then, except as specifically stated in this Article 7, all of the compensation and benefits to which he was entitled shall cease upon the effective date of such termination (the “Termination Date”).  The Executive agrees that if his employment is terminated by the Company and if he is asked by the Company to do so, he shall resign from his position as Chairman of the Board of Directors.

7.1    At the Election of the Company With Cause. The Company may, immediately and unilaterally, terminate the Executive’s employment and this Agreement “with cause” at any time during or after the employment term upon written notice to the Executive setting forth the reason(s) for such immediate termination. Notwithstanding the foregoing, if the Company elects to terminate the Executive’s employment due to a material breach by the Executive of this Agreement, the Company shall first provide the Executive with written notice stating the nature of the breach by the Executive and giving the Executive fifteen (15) days in which to cure such breach, provided that such breach is curable. For purposes of this Agreement, the term “cause” shall mean any and all of the following:

a.    the Executive’s willful and repeated failure to comply with the lawful written directions of the Company’s Board of Directors.

b.    the Executive’s gross negligence or willful misconduct in the performance of duties to the Company.

c.    the Executive’s commission of any act of fraud with respect to the Company or the Company’s business.

d.    the Executive’s conviction of or being formally charged with the commission of any felony.

e.    the Executive’s conviction of or being formally charged with the commission of any crime which, in the good faith judgement of the Company’s Board of Directors, involved moral turpitude and has caused or will cause material harm to the standing and/or reputation of the Company.

f.    the Executive’s violation of any of the terms of his Proprietary Information and Inventions Agreement, or any misappropriation and/or intentional and unauthorized disclosure of the Company’s confidential and/or proprietary information.

g.    the Executive’s use of drugs or any illegal substance, or his use of alcohol in any manner that interferes with the performance of his duties under this Agreement.

h.    the Executive’s chronic absence from work for reasons other than illness.

If the Company elects to terminate the Executive’s employment for cause, as defined above, the Executive shall not be entitled to any further compensation or benefits, all unvested Options granted to the Executive shall be forfeited, and the expiration date for exercise of all vested Options granted to the Executive shall be determined in accordance with the terms of the Company’s 2007 Equity Incentive Plan.  Termination of the Executive’s employment for cause pursuant to this Section 7.1 shall be in addition to and without prejudice to any other right or remedy to which the Company may be entitled at law, in equity or under this Agreement.

7.2    At the Election of the Company Without Cause. The Company may, immediately and unilaterally, terminate the Executive’s employment and this Agreement at any time for any reason upon written notification to the Executive. If the Company so terminates pursuant to this Section 7.2 (i.e., none of the matters specified in Section 7.1 has occurred), all unvested Options granted to the Executive shall be forfeited and the expiration date for exercise of all vested Options granted to the Executive shall be determined in accordance with the terms of the Company’s 2007 Equity Incentive Plan. In the event of a termination without cause initiated by the Company, the Company shall pay to the Executive severance payments (“Severance Payments”) consisting of the amount of Base Salary that would have been paid to the Executive had his employment continued through the end of the current term, less applicable withholding taxes.  The Executive’s receipt of Severance Payments shall be contingent upon his execution of a full and complete general release of all claims in favor of the Company and his willingness to serve as a consultant to the Company for the duration of the severance period, without additional compensation, except that any health-related benefits, including, but not limited to health insurance, will continue for the duration of the severance period at the Company’s expense to the extent such was the case prior to termination.  The Executive’s receipt of Severance Payments (and health-related benefits) shall also be subject to Executive’s continued compliance with the obligations imposed upon him by Section 9 of this Agreement. Any fringe benefits (other than health-related benefits) provided to the Executive during his employment pursuant to this Agreement may be continued, if permitted by law, by the Executive at his own expense.  Except as described in Section 7.2 of this Agreement, the Company shall have no other obligations to the Executive in the event that the Executive’s employment is terminated pursuant to this Section 7.2. Termination of the Executive’s employment without cause pursuant to this Section 7.2 shall be in addition to and without prejudice to any other right or remedy to which the Company may be entitled at law, in equity, or under this Agreement.

7.3    Termination Upon Death or Disability. The Executive’s employment hereunder shall terminate upon his death, and may be terminated by the Company if the Executive becomes permanently disabled or incapacitated, as defined below. If the Executive’s employment is terminated pursuant to this Section 7.3, neither the Executive nor his heirs shall be entitled to any Severance Payment or other termination benefits; all unvested Options granted to the Executive will be forfeited, and the expiration date by which all vested Options granted to the Executive must be exercised shall be determined in accordance with the terms of the Company’s 2007 Equity Incentive Plan. For the purposes of this Agreement, the phrase “permanently disabled or incapacitated” shall mean that:

7.3.1    The Executive shall have been adjudged incompetent by a court having jurisdiction over the matter; or

7.3.2    The Executive shall have become physically or mentally incapable of performing, with or without reasonable accommodation, the essential functions of his job for a period of more than ninety (90) days in any 120-day period, in the opinion of a licensed medical doctor selected by the Company; or

7.3.3    The Executive shall have been certified as permanently disabled under the provisions of the Social Security Act, as amended from time to time.

7.3.4    Termination of the Executive’s employment pursuant to this Section 7.3 shall be in addition to and without prejudice to any other right or remedy to which the Company may be entitled at law, in equity, or under this Agreement.

7.4    At the Election of the Executive The Executive may terminate his employment and this Agreement at any time for any reason or for no reason during or after the employment term upon written notice to the Company of his election to terminate. If the Executive’s employment is terminated pursuant to this Section 7.4, the Executive shall not be entitled to any Severance Payment or other termination benefit, all unvested Options granted to the Executive will be forfeited, and the expiration date by which all vested Options granted to the Executive must be exercised shall be determined in accordance with the terms of the Company’s 2007 Equity Incentive Plan.

8.    Former Employment

8.1    No Conflict. The Executive represents and warrants that the execution and delivery by him of this Agreement, his employment by the Company and his performance of duties under this Agreement will not conflict with and will not be constrained by any prior employment or consulting Agreement or relationship, or any other contractual obligations.

8.2    No Use of Prior Confidential Information. The Executive will not intentionally disclose to the Company or use on its behalf any confidential information belonging to any of his former employers, but during his employment by the Company he will use in the performance of his duties all information (but only such information) which is generally known and used by persons with training and experience comparable to his own or is common knowledge in the industry or otherwise legally in the public domain.

9.    Non-Solicitation; Confidentiality; Remedies

9.1    No Solicitation. During the Restricted Period (as defined below), neither the Executive nor any Executive-Controlled Person (as defined below) will, without the prior written consent of the Company’s Board of Directors, directly or indirectly solicit for employment, employ in any capacity, or make an unsolicited recommendation to any other person that it employs or solicit for employment any person who is or was, at any time during the Restricted Period, an officer, executive, employee, agent or representative of the Company or of any affiliate of the Company. As used in this Agreement, the term “Executive-Controlled Person” shall mean any company, partnership, firm or other entity as to which the Executive possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

9.2    Confidentiality.

9.2.1    The Executive acknowledges that, as a result of his status as a Director of and Chief Executive Officer of the Company, he has, or will have, access to and possession of important. confidential information and knowledge as to the business of the Company and its affiliates, including, but not limited to, knowledge of products of the Company and its affiliates, patents, technology, know-how, marketing and operating strategies, licensing and other Agreements, financial results and projections, future plans, the provisions of other important contracts entered into by the Company and its affiliates, possible acquisitions and similar information. The Executive agrees that such knowledge and information constitutes a vital part of the business of the Company and are by their nature trade secrets and confidential information proprietary to the Company (collectively, “Confidential Information”). The Executive agrees that he shall not divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium) to any individual, firm, partnership or corporation, any Confidential Information without the consent of the Company’s Board of Directors.  As used in this Agreement, the term, “Confidential Information” shall not include any knowledge or information that the Executive can demonstrate: (i) is or becomes available to others, other than as a result of breach by the Executive of this Article 9; (ii) was available to the Executive on a nonconfidential basis prior to its disclosure to the Executive through his status as an officer or employee of the Company; or (iii) becomes available to the Executive on a nonconfidential basis from a third party (other than the Company, its affiliates and any of their representatives) who is not bound by any confidentiality obligations to the Company or any of its affiliates. The Executive understands and agrees that he must also execute and fully comply with the Company’s Proprietary Information and Inventions Agreement as a condition of his employment.

9.2.2    All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Executive or made available to him relating to the Company or any of its affiliates are and shall remain the Company’s property, and shall be delivered to the Company promptly upon any termination of the Executive’s employment with the Company, or at any other time on request, and such information shall be held confidential by the Executive after any termination of’ his employment with the Company.

9.3    No Competition During Employment. During the Employment Period and any period during which the Executive may receive Severance Payments pursuant to Section 9.2 of this Agreement, neither the Executive nor any Executive-Controlled Person will, without the prior written consent of the Company’s Board of Directors, render any services, directly or indirectly, as an employee, officer, consultant or in any other capacity, to any individual, firm, corporation or partnership engaged in any business or activity which directly competes with the business activities of the Company.

9.4    Restricted Period. As used in this Agreement, “Restricted Period” shall mean any period during which the Executive is employed by the Company and a period of two (2) years after the Termination Date.

9.5    Remedies. The Executive agrees that the provisions of’ this Article 9 are reasonable and necessary for the protection of the Company and that they may not be adequately enforced by an action for damages. Therefore, in the event of a breach or threatened breach of this Article 9 by the Executive or any Executive-Controlled Person, the Company shall be entitled, in addition to all other remedies, to an injunction and/or restraining order enjoining the breach or threatened breach of the provisions of Article 9 or otherwise to enforce specifically such provisions against violation, without the necessity of posting any bond or other security by the Company. The Executive further agrees that if he shall violate any of the covenants and Agreements under this Article, the Company shall be entitled to an accounting and repayment of all profits, commissions or other benefits which the Executive has realized and/or may realize as a result of or arising our of any such violation. Such remedy shall be cumulative and not exclusive and in addition to any injunctive relief or other legal or equitable remedy to which the Company is or may be entitled. In addition, the prevailing party shall also be entitled to its reasonable attorneys’ fees and costs incurred in any action in which it is successful in establishing or defending against an alleged violation of Article 9.

9.6    Severability. The provisions contained in this Article 9 as to the time periods, scope of activities and persons or entities affected shall be deemed severable so that, if any provision contained in this Article 9 is determined to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent permitted by law.

10.    General Provisions

10.1    Governing Law. This Agreement and the rights of the parties thereunder shall be governed by and interpreted under Nevada law.

10.2    Assignment. The Executive may not delegate, assign, pledge or encumber his rights or obligations under this Agreement or any part thereof.

10.3    Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if it is in writing and is sent by registered or certified mail, postage prepaid, or personally delivered, to the following addresses, or to such other addresses as either party shall specify by giving notice under this Article:

To the Company:	Robert Mathews Executive Vice President and Chief Financial Officer 134 Flanders Road, Westborough, MA 01581

With a copy to:	P. Blake Allen, Esq. Duane Morris LLP 101 W. Broadway, Ste 900 San Diego, CA 92101-8285

To the Executive:	William C. Bopp

With a copy to:	Richard L. Kintz, Esq. Sheppard Mullin Richter & Hampton LLP 12275 El Camino Real, Suite 200 San Diego, CA 92130

10.4    Amendment. This Agreement may be waived, amended or supplemented only by a writing signed by both of the parties hereto. To be valid, the Company’s signature must be by a person specially authorized by the Company’s Board of Directors to sign such particular document.

10.5    Waiver. No waiver of any provision of’ this Agreement shall be binding unless and until set forth expressly in writing and signed by the waiving party. To be valid, the Company’s signature must he by a person specially authorized by the Company’s Board of Directors to sign such particular document. The waiver by either party of’ a breach of’ any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other term or provision, or a waiver of any contemporaneous breach of any other term or provision, or a continuing waiver of’ the same or any other term or provision. No failure or delay by a party in exercising any right, power, or privilege hereunder or other conduct by a party shall operate as a waiver thereof in the particular case or in any past or future case, and no single or partial exercise thereof shall preclude the full exercise or further exercise of any right, power or privilege. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or Agreements contained herein.

10.6    Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall he construed as if it were written so as to effectuate to the greatest possible extent the parties’ expressed intent; and in every case the remainder of this Agreement shall not he affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein,

10.7    Headings. Article and section headings are inserted herein for convenience of reference only and in no way are to he construed to define, limit or affect the construction or interpretation of the terms of this Agreement.

10.8    Drafting Party. The provisions of this Agreement have been prepared. examined, negotiated and revised by each party hereto, and no implication shall be drawn and no provision shall be construed against either party by virtue of the purported identity of the drafter of this Agreement, or any portion thereof.

10.9    Arbitration. The parties agree that any and all disputes that they have with one another which arise out of the Executive’s employment or under the terms of this Agreement shall be resolved through final and binding arbitration, as specified herein. This shall include, without limitation, disputes relating to this Agreement, the Executive’s employment by the Company or the termination thereof, any issues relating in any way to the stock options granted to the Executive, claims for breach of contract or breach of the covenant of good faith and fair dealing, any claims of employment discrimination, any claims for disability accommodation, or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of the Executive’s employment with the Company or its termination. The only claims not covered by this Section 10.9 are (i) claims for benefits under the workers’ compensation laws or claims for unemployment insurance benefits, which will be resolved pursuant to those laws, and (ii) the Company’s claims for the Executive’s alleged breach of any of the provisions of Article 9 of this Agreement. Binding arbitration will he conducted in [Washoe County, Nevada], before a single neutral arbitrator, in accordance with the American Arbitration Association’s National Rules for the Resolution of Employment Disputes then in effect. Each party will bear one half of’ the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each party will bear its own attorneys’ fees, unless otherwise permitted by law and so determined by the arbitrator. The Executive understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

11.    Entire Agreement

This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous Agreements, understandings, arrangements, commitments, negotiations and discussions of the parties, whether oral or written (all of which shall have no substantive significance or evidentiary effect). The parties specifically acknowledge and agree that all prior Agreements and understandings between the Executive and the Company that pertained to the Executive’s employment with the Company are completely superseded. The Executive represents and warrants that as of the date of the execution of this Agreement, he has no causes of action, claims, defenses or rights of offset against the Company. The Executive represents and warrants that all amounts due to him from his employment with the Company prior to the date of this Agreement, including but not limited to accrued and unused vacation days, have been paid to him. Each party acknowledges, represents and warrants that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties.

This Agreement is executed this 4th day of January, 2008.

Viking Systems, Inc.

/s/ William C. Bopp William C. Bopp	/s/ Robert Mathews By: Robert Mathews, Executive Vice President and Chief Financial Officer